Calculation of Filing Fee Tables
S-3
Dime Community Bancshares, Inc. /NY/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of Dime Community Bancshares, Inc. (the "Company")	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, $0.01 par value, of the Company	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, $0.01 par value, of the Company	457(r)				0.0001381
Fees to be Paid	4	Other	Depositary Shares of the Company	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants of the Company	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Contracts of the Company	457(r)				0.0001381
Fees to be Paid	7	Other	Units of the Company	457(r)				0.0001381
Fees to be Paid	8	Other	Subscription Rights of the Company	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1(a) - An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in warrants, purchase contracts, units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Note 1(b) - The Company is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of the entire registration fee.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	Note 4(a) - See Offering Note 1. Note 4(b) - In the event that the Company elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

[5]	See Offering Note 1.

[6]	Note 6(a) - See Offering Note 1. Note 6(b) - The purchase contracts may require the holder thereof to purchase or sell other securities of the Company.

[7]	Note 7(a) - See Offering Note 1. Note 7(b) - Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another. Because units will consist of a combination of other securities registered hereunder, no additional registration fee is required for the units.

[8]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A